Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2016 First Quarter Results
Strong Execution Drives 15.1% Revenue Growth and Improved Profitability; Reaffirms Full Year Financial Guidance

Charleston, S.C. (April 27, 2016) - Blackbaud, Inc. (the "Company") (NASDAQ: BLKB), the leading provider of software and services for the global philanthropic community, today announced financial results for its first quarter ended March 31, 2016.

"The philanthropic market remains very strong and the success we're seeing across the portfolio positions us well for future growth,” said Mike Gianoni, Blackbaud's president and CEO. "The market is excited about our next generation solutions and we're just beginning to tap the extraordinary opportunity in the cloud with Blackbaud SKYTM."

First Quarter 2016

Total revenue was $169.3 million, up 15.1% from one year ago, with $134.0 million in recurring revenue, representing 79.2% of total revenue. Income from operations increased 30.3% to $10.4 million, with operating margin increasing 70 basis points to 6.2%. Net income increased 16.6% to $5.0 million, with diluted earnings per share up $0.02 to $0.11.

•	Total non-GAAP revenue was $171.0 million, up from $150.5 million one year ago, an increase of 13.6%, and an increase of 8.6% on an organic basis adjusted for constant currency.

•	Non-GAAP recurring revenue was $135.8 million, up from $114.7 million one year ago, an increase of 18.4%, and an increase of 10.3% on an organic basis adjusted for constant currency.

•	Non-GAAP recurring revenue was 79.4% of total non-GAAP revenue, highest in the Company's history.

•	Non-GAAP income from operations was $31.6 million, up from $26.5 million one year ago, an increase of 19.3%. Non-GAAP operating margin was 18.5%, up from 17.6% one year ago.

•	Non-GAAP net income was $19.6 million, up from $14.9 million one year ago and an increase of 31.0%. Non-GAAP diluted earnings per share was $0.42, up from $0.32 one year ago.

•	Cash flow from operations was $0.1 million, down from $4.2 million one year ago.

•	Blackbaud SKY now powers six next generation solutions and has delivered nearly 1,000 rapid updates to highly satisfied customers just six months after its debut. See press release.

•	SKY UXTM is now generally available to customers, partners, and developers.

•
Independent commissioned Total Economic ImpactTM (TEI) studies conducted by Forrester Consulting highlighted the tremendous benefits delivered by Blackbaud fundraising solutions Raiser's Edge NXTTM and Blackbaud CRMTM.

"The first quarter was a solid start to the year," said Tony Boor, Blackbaud's executive vice president and CFO. "We executed well against our strategic plan, keeping us on track to accelerate revenue growth, improve profitability and achieve our full year guidance."

PRESS RELEASE

Dividend

Blackbaud announced today that its Board of Directors has declared a second quarter 2016 dividend of $0.12 per share payable on June 15, 2016 to stockholders of record on May 27, 2016.

Financial Outlook

No change from the full year financial guidance issued February 2016.

•	Non-GAAP revenue of $725.0 million to $740.0 million

•	Non-GAAP income from operations of $141.0 million to $147.0 million

•	Non-GAAP operating margin of 19.4% to 19.9%

•	Non-GAAP diluted earnings per share of $1.90 to $1.98

•	Cash flow from operations of $145.0 million to $155.0 million

Conference Call Details

What:    Blackbaud's Fiscal 2016 First Quarter Conference Call
When:    April 28
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-800-862-9098 (domestic) or 1-785-424-1051 (international); passcode 150739.
Webcast:    www.blackbaud.com/investorrelations

About Blackbaud

Serving the worldwide philanthropic community for more than 35 years, Blackbaud (NASDAQ: BLKB) combines innovative software and services, and expertise to help organizations achieve their missions. Blackbaud works in over 60 countries to power the passions of approximately 35,000 customers, including nonprofits, K-12 private and higher education institutions, healthcare organizations, foundations and other charitable giving entities, and corporations. The company offers a full spectrum of cloud and on-premises solutions, as well as a resource network that empowers and connects organizations of all sizes. Blackbaud's portfolio of software and services support nonprofit fundraising and relationship management, digital marketing, advocacy, accounting, payments and analytics, as well as grant management, corporate social responsibility, and education. Organizations use Blackbaud technology to raise, invest, manage, and award more than $100 billion each year. Recognized as a top company, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland, and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:
Mark Furlong
Director of Investor Relations
843-654-2097
mark.furlong@blackbaud.com

Media Contact:
Nicole McGougan
Blackbaud Public Relations
843-654-3307
nicole.mcgougan@blackbaud.com

PRESS RELEASE

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: expectations that our revenue will continue to grow and that our operating margins will continue to improve, expectations that we will achieve our projected 2016 full year financial guidance and expectations that effectively managing our capital structure will allow us to seize compelling opportunities that accelerate our shift to the cloud and are accretive to our financial performance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. The Company has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, the Company recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which the Company believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud discusses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, which it believes provides useful information for evaluating the periodic growth of its business on a consistent basis. Each of these measures of non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these non-GAAP organic revenue growth measures reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these non-GAAP organic revenue growth measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for

PRESS RELEASE

the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Unaudited calculations of non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth for the first quarter of 2016, as well as unaudited reconciliations of those non-GAAP measures to their most directly comparable GAAP measures, are as follows:

(dollars in thousands)	Three months ended March 31,
	2016	2015
GAAP revenue	$169,256	$146,993
GAAP revenue growth	15.1%
Add: Non-GAAP acquisition-related revenue (1)	1,786	12,341
Less: Revenue from divested businesses (2)	—	(395)
Total Non-GAAP adjustments	1,786	11,946
Non-GAAP revenue (3)	$171,042	$158,939
Non-GAAP organic revenue growth	7.6%

Non-GAAP revenue (3)	$171,042	$158,939
Foreign currency impact on Non-GAAP revenue (4)	1,527	—
Non-GAAP revenue on constant currency basis (4)	$172,569	$158,939
Non-GAAP organic revenue growth on constant currency basis	8.6%

GAAP subscriptions revenue	$96,851	$72,513
GAAP maintenance revenue	37,160	38,896
GAAP recurring revenue	$134,011	$111,409
GAAP recurring revenue growth	20.3%
Add: Non-GAAP acquisition-related revenue (1)	1,781	11,902
Less: Revenue from divested businesses (2)	—	(245)
Total Non-GAAP adjustments	1,781	11,657
Non-GAAP recurring revenue	$135,792	$123,066
Non-GAAP organic recurring revenue growth	10.3%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
For businesses divested in the prior fiscal year, non-GAAP organic revenue growth excludes the prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business within the results of the combined company for the same period of time in both the prior and current periods.

(3)
Non-GAAP revenue for the prior year periods presented herein will not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(4)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

PRESS RELEASE

Additional details of Blackbaud's methodology for calculating non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis can be found on the company's investor relations page at www.blackbaud.com/investorrelations.

As previously disclosed, beginning in 2016, Blackbaud now applies a non-GAAP effective tax rate of 32.0% in its calculation of the tax impact on non-GAAP adjustments, which impacts the tax impact related to non-GAAP adjustments, non-GAAP net income and non-GAAP diluted earnings per share measures. The non-GAAP effective tax rate utilized will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All first quarter 2015 measures of the tax impact related to non-GAAP adjustments included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 39.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$12,084	$15,362
Restricted cash due to customers	115,000	255,038
Accounts receivable, net of allowance of $4,541 and $4,943 at March 31, 2016 and December 31, 2015, respectively	78,456	80,046
Prepaid expenses and other current assets	48,435	48,666
Total current assets	253,975	399,112
Property and equipment, net	54,543	52,651
Software development costs, net	23,021	19,551
Goodwill	435,994	436,449
Intangible assets, net	284,188	294,672
Other assets	20,207	20,901
Total assets	$1,071,928	$1,223,336
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$18,286	$19,208
Accrued expenses and other current liabilities	37,577	57,461
Due to customers	115,000	255,038
Debt, current portion	4,375	4,375
Deferred revenue, current portion	222,415	230,216
Total current liabilities	397,653	566,298
Debt, net of current portion	417,989	403,712
Deferred tax liability	28,546	27,996
Deferred revenue, net of current portion	6,583	7,119
Other liabilities	8,000	7,623
Total liabilities	858,771	1,012,748
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 57,496,559 and 56,873,817 shares issued at March 31, 2016 and December 31, 2015, respectively	57	57
Additional paid-in capital	285,376	276,340
Treasury stock, at cost; 10,007,715 and 9,903,071 shares at March 31, 2016 and December 31, 2015, respectively	(205,377)	(199,861)
Accumulated other comprehensive loss	(1,091)	(825)
Retained earnings	134,192	134,877
Total stockholders’ equity	213,157	210,588
Total liabilities and stockholders’ equity	$1,071,928	$1,223,336

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2016	2015
Revenue
Subscriptions	$96,851	$72,513
Maintenance	37,160	38,896
Services	32,414	31,306
License fees and other	2,831	4,278
Total revenue	169,256	146,993
Cost of revenue
Cost of subscriptions	49,672	36,178
Cost of maintenance	5,323	7,502
Cost of services	24,319	26,971
Cost of license fees and other	602	1,161
Total cost of revenue	79,916	71,812
Gross profit	89,340	75,181
Operating expenses
Sales, marketing and customer success	35,614	28,562
Research and development	22,779	21,276
General and administrative	19,756	16,843
Amortization	752	488
Total operating expenses	78,901	67,169
Income from operations	10,439	8,012
Interest expense	(2,675)	(1,686)
Other expense, net	(105)	(287)
Income before provision for income taxes	7,659	6,039
Income tax provision	2,664	1,754
Net income	$4,995	$4,285
Earnings per share
Basic	$0.11	$0.09
Diluted	$0.11	$0.09
Common shares and equivalents outstanding
Basic weighted average shares	45,967,863	45,529,668
Diluted weighted average shares	46,757,458	46,168,096
Dividends per share	$0.12	$0.12
Other comprehensive (loss) income
Foreign currency translation adjustment	403	(326)
Unrealized loss on derivative instruments, net of tax	(669)	(469)
Total other comprehensive loss	(266)	(795)
Comprehensive income	$4,729	$3,490

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2016	2015
Cash flows from operating activities
Net income	$4,995	$4,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,609	13,678
Provision for doubtful accounts and sales returns	1,017	1,358
Stock-based compensation expense	7,916	5,102
Excess tax benefits from exercise and vesting of stock-based compensation	(1,137)	(584)
Deferred taxes	558	(886)
Amortization of deferred financing costs and discount	239	210
Other non-cash adjustments	(217)	524
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	817	555
Prepaid expenses and other assets	1,846	3,633
Trade accounts payable	139	(111)
Accrued expenses and other liabilities	(24,795)	(18,768)
Restricted cash due to customers	141,055	82,140
Due to customers	(141,055)	(82,140)
Deferred revenue	(8,883)	(4,765)
Net cash provided by operating activities	104	4,231
Cash flows from investing activities
Purchase of property and equipment	(7,837)	(2,521)
Capitalized software development costs	(5,798)	(3,129)
Net cash used in investing activities	(13,635)	(5,650)
Cash flows from financing activities
Proceeds from issuance of debt	74,600	41,800
Payments on debt	(60,494)	(36,694)
Proceeds from exercise of stock options	3	11
Excess tax benefits from exercise and vesting of stock-based compensation	1,137	584
Dividend payments to stockholders	(5,700)	(5,626)
Net cash provided by financing activities	9,546	75
Effect of exchange rate on cash and cash equivalents	707	(105)
Net decrease in cash and cash equivalents	(3,278)	(1,449)
Cash and cash equivalents, beginning of period	15,362	14,735
Cash and cash equivalents, end of period	$12,084	$13,286

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2016	2015
GAAP Revenue	$169,256	$146,993
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,786	3,522
Non-GAAP revenue	$171,042	$150,515

GAAP gross profit	$89,340	$75,181
GAAP gross margin	52.8%	51.1%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,786	3,522
Add: Stock-based compensation expense	872	901
Add: Amortization of intangibles from business combinations	9,881	7,639
Add: Employee severance	64	596
Subtotal	12,603	12,658
Non-GAAP gross profit	$101,943	$87,839
Non-GAAP gross margin	59.6%	58.4%

GAAP income from operations	$10,439	$8,012
GAAP operating margin	6.2%	5.5%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	1,786	3,522
Add: Stock-based compensation expense	7,916	5,102
Add: Amortization of intangibles from business combinations	10,633	8,127
Add: Employee severance	288	1,139
Add: Acquisition-related integration costs	383	484
Add: Acquisition-related expenses	113	73
Subtotal	21,119	18,447
Non-GAAP income from operations	$31,558	$26,459
Non-GAAP operating margin	18.5%	17.6%

GAAP net income	$4,995	$4,285

Shares used in computing GAAP diluted earnings per share	46,757,458	46,168,096
GAAP diluted earnings per share	$0.11	$0.09

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting loss from operations	21,119	18,447
Less: Tax impact related to Non-GAAP adjustments	(6,544)	(7,797)
Non-GAAP net income	$19,570	$14,935

Shares used in computing Non-GAAP diluted earnings per share	46,757,458	46,168,096
Non-GAAP diluted earnings per share	$0.42	$0.32

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2016	2015
Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$281	$143
Cost of maintenance	123	161
Cost of services	468	597
Total included in cost of revenue	872	901
Included in operating expenses:
Sales, marketing and customer success	901	701
Research and development	1,535	978
General and administrative	4,608	2,522
Total included in operating expenses	7,044	4,201
Total stock-based compensation expense	$7,916	$5,102

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$7,811	$5,772
Cost of maintenance	1,332	1,153
Cost of services	653	607
Cost of license fees and other	85	107
Total included in cost of revenue	9,881	7,639
Included in operating expenses	752	488
Total amortization of intangibles from business combinations	$10,633	$8,127